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EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in QRS Corporation's Registration Statements No. 33-66944, No. 33-67138, No. 33-74734, No.
33-94878, No. 333-66837, No. 333-78499, No. 333-81159 and No. 333-35220 on
Forms S-8; Post Effective Amendments No. 1 and No. 2 to Registration Statements No. 33-66944, No. 33-67138, No. 33-74734 and No. 33-94878 on Forms
S-8; and Post Effective Amendment No. 1 to Registration Statement No. 333-81159 on Form S-8 and the use of our report dated March 17, 2000 with respect to the financial statements of RockPort Trade Systems, Inc. included in this Current Report on Form 8-K/A of QRS Corporation.

                                       /s/ Ernst & Young LLP
Boston, Massachusetts
May 19, 2000


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